Explanatory Note

This filing under Rule 424(b)(8) is being made to correct the registration number referenced in the previously filed Prospectus Supplement submitted under Rule 424(b)(2) and filed on August 8, 2023 (SEC Accession No. 0001193125-23-206332), which contained an incorrect registration number due to a filing error. This filing does not amend, modify or alter such previous filing in any other respect, and the issuer is not offering additional securities by means of this Prospectus Supplement.

Filed Pursuant to Rule 424(b)(8)
Registration No. 333-269677

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 3, 2023)

$600,000,000

San Diego Gas & Electric Company

4.950% Green First Mortgage Bonds, Series AAAA, due 2028

The 4.950% Green First Mortgage Bonds, Series AAAA, due 2028 (the “Series AAAA bonds”) will mature on August 15, 2028. Interest on the Series AAAA bonds will accrue from August 11, 2023 and will be payable on February 15 and August 15 of each year, beginning on February 15, 2024. The Series AAAA bonds will be redeemable prior to maturity at the redemption prices and under the circumstances described in this prospectus supplement.

Investing in the Series AAAA bonds involves risks. See the “Risk Factors” section on page S-4 of this prospectus supplement.

	Per Series AAAA Bond	Total
Public offering price(1)	99.570%	$597,420,000
Underwriting discount	0.600%	$3,600,000
Proceeds to San Diego Gas & Electric Company (before expenses)(1)	98.970%	$593,820,000

(1)	Plus accrued interest from August 11, 2023 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the Series AAAA bonds will be ready for delivery through The Depository Trust Company on or about August 11, 2023.

Joint Book-Running Managers

Citigroup	Credit Agricole CIB	Morgan Stanley	US Bancorp
Sustainability Coordinator

Loop Capital Markets

Co-Managers

AmeriVet Securities	Ramirez & Co., Inc.

August 7, 2023

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Series AAAA bonds and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Series AAAA bonds. If the description of the Series AAAA bonds or the offering of the Series AAAA bonds varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the Series AAAA bonds and seeking offers to buy the Series AAAA bonds only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates (or such other dates specified therein) and the information contained in documents incorporated by reference is accurate only as of the respective dates (or such other dates specified therein) of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the Series AAAA bonds. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of the Series AAAA bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

•

decisions, investigations, inquiries, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, and other governmental and regulatory bodies and (ii) the U.S. and states, counties, cities and other jurisdictions therein where we do business;

•

the success of business development efforts and construction projects, including risks in (i) completing construction projects or other transactions on schedule and budget, (ii) realizing anticipated benefits from any of these efforts if completed, and (iii) obtaining the consent or approval of third parties;

•	litigation, arbitrations and other proceedings, and changes to laws and regulations;

•

cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events;

•

our ability to borrow money on favorable terms and meet our obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook or (ii) rising interest rates and inflation;

•	failure of our counterparties to honor their contracts and commitments;

•

the impact on affordability of our customer rates and our cost of capital and on our ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices and (ii) the cost of the clean energy transition in California;

•

the impact of climate and sustainability policies, laws, rules, regulations, disclosures and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and our ability to incorporate new technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, pipeline system or limitations on the withdrawal of natural gas from storage facilities;

•

changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, any of which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

Investing in the Series AAAA bonds involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities, including the Series AAAA bonds, as described herein and in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2022, and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the Series AAAA bonds. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the Series AAAA bonds.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of this information. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “we,” “our” and “us” should be read to refer to San Diego Gas & Electric Company, and references in this prospectus supplement to currency amounts are in U.S. dollars.

San Diego Gas & Electric Company

We are a regulated public utility that provides electric services and natural gas services to a service territory in Southern California that encompasses San Diego County and an adjacent portion of Orange County. We are an indirect subsidiary of Sempra, a California-based holding company with energy infrastructure investments in North America. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

Our principal executive offices are located at 8330 Century Park Court, San Diego, California 92123 and our telephone number is (619) 696-2000.

The information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated herein or therein.

RISK FACTORS

Investment in the Series AAAA bonds involves risks. You should carefully consider the risks described below and the risk factors and other cautionary language incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the accompanying prospectus, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of such bonds. The occurrence of any of these risks might cause you to lose all or part of your investment in the Series AAAA bonds. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our indebtedness generally or our secured indebtedness appearing under this caption “Risk Factors” or the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q include the Series AAAA bonds offered hereby.

There is no assurance that our intended disbursement or allocation of an amount equal to the net proceeds from the sale of the Series AAAA bonds to finance Eligible Projects will meet the investment criteria of investors, and we do not intend to list the Series AAAA bonds on any “green” or equivalently labeled segment of any stock exchange.

We intend to disburse or allocate an amount equal to the net proceeds from the sale of the Series AAAA bonds to finance and/or refinance, in whole or in part, new or existing Eligible Projects (see “Use of Proceeds” in this prospectus supplement for the definition of Eligible Projects) in the manner and on the timeline described in this prospectus supplement under “Use of Proceeds”. However, we will retain broad discretion over the disbursement or allocation of the net proceeds from this offering and amounts equal thereto, and as a result there is no assurance that such intended disbursement or allocation will occur or that investors will agree with the actual disbursement or allocation. Moreover, there is similarly no assurance that any such Eligible Projects will be completed within any specified time period or at all, or that any such Eligible Projects will achieve the results or outcomes (whether or not related to environmental or social impacts) originally expected or anticipated by us or investors or as contemplated by this prospectus supplement. Prospective investors should consider the information in this prospectus supplement regarding the intended disbursement or allocation of net proceeds from this offering and must determine for themselves the relevance of such information, together with any other investigation such investor deems necessary, for the purpose of determining whether to make any investment in the Series AAAA bonds.

Likewise, there is no assurance that the intended disbursement or allocation of an amount equal to the net proceeds from the sale of the Series AAAA bonds or that the Eligible Projects to which such an amount is disbursed or allocated would satisfy (or would continue to satisfy), in whole or in part, any present or future investor expectations, requirements, taxonomies, standards or other investment criteria or guidelines with which such investor or its investments are required or expected to comply, whether by any present or future applicable laws or regulations or by such investor’s own bylaws or other governing rules or investment portfolio mandates, ratings criteria or other expectations, in particular with regard to any direct or indirect environmental or social impact of any Eligible Projects. No representation is made by us, any underwriter or any other person as to the suitability of the Series AAAA bonds to meet or fulfill any sustainability, social or green criteria, expectations or requirements.

In addition, we do not intend to apply for the Series AAAA bonds to be listed or admitted for trading on any dedicated “green,” “environmental,” “sustainable” or other equivalently labeled segment of any stock exchange, securities market or other trading platform (whether or not regulated). Moreover, even if the Series AAAA bonds were in the future to be listed or admitted to trading on any such segment of a stock exchange, securities market or other trading platform, it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange, securities market or other trading platform to another, and there is no assurance that:

•

any such listing or admission to trading would satisfy investor expectations, requirements, taxonomies, standards or other investment criteria or guidelines as described in the immediately preceding paragraph; or

•	any such listing or admission for trading would be maintained.

In the event the Series AAAA bonds are listed or admitted for trading on any such segment of a stock exchange, securities market or other trading platform, any change to the listing or admission status of the Series AAAA bonds, including among other things any change that causes the Series AAAA bonds to no longer be listed or admitted for trading on such stock exchange, securities market or other trading platform, may have a material adverse effect on the value of the Series AAAA bonds and/or result in adverse consequences for investors with portfolio mandates to invest in securities whose proceeds are to be used for a particular purpose.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the Series AAAA bonds or Eligible Projects may not be suitable for the investment criteria of an investor.

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “sustainable” or other equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “sustainable” or such other equivalent label, nor is there any assurance that such a clear definition or consensus will develop over time. Accordingly, there is no assurance to investors that any Eligible Projects we select to receive a disbursement or allocation of the net proceeds from the sale of the Series AAAA bonds (or an amount equal thereto) will meet any or all investor expectations regarding such “green,” “sustainable” or other equivalently labeled performance objectives, or that adverse environmental, social and/or other impacts will not occur during the operation, implementation or construction of any Eligible Projects to which we disburse or allocate such net proceeds (or an amount equal thereto).

There is no assurance or representation as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) relating to whether or not our Eligible Projects, our disbursement or allocation of the net proceeds (or an amount equal thereto) from this offering to Eligible Projects or the criteria and reporting and other procedures and undertakings described under “Use of Proceeds” in this prospectus supplement, nor that any such matters meet or will meet any environmental, green, sustainability and/or similar guidelines, principles or other criteria or requirements. For the avoidance of doubt, no such opinion or certification is, nor shall any such opinion or certification be deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus or a part of this prospectus supplement or the accompanying prospectus or a recommendation by us, any underwriter or any other person to buy, sell or hold the Series AAAA bonds.

The value of the Series AAAA bonds may be negatively affected to the extent investor perception of the suitability of the Series AAAA bonds as “sustainability” or “green” bonds deteriorates or demand for sustainability- or green-themed investment products diminishes.

Perception by investors of the suitability of the Series AAAA bonds as “sustainability” or “green” bonds could be negatively affected by dissatisfaction with the criteria and procedures used for evaluating and selecting Eligible Projects as described in this prospectus supplement under “Use of Proceeds,” our compliance or any failure to comply with those criteria or procedures, the future environmental or social impact of our business or industry generally, evolving standards or market consensus as to what constitutes a “sustainability” or “green”

bond or the desirability of investing in “sustainability” or “green” bonds generally, or the absence of any opinion or certification as to the suitability of the Series AAAA bonds as “sustainability” or “green” bonds. Additionally, the Eligible Projects to which we intend to disburse or allocate the net proceeds of the Series AAAA bonds (or an amount equal thereto) may have complex direct or indirect environmental or social impacts, and adverse environmental or social impacts may occur during the design, construction and operation of such Eligible Projects and/or they may become controversial or criticized by activist groups or other stakeholders. The value of the Series AAAA bonds may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by investors or the market in general as to the suitability of the Series AAAA bonds as “sustainability” or “green” bonds. The value of the Series AAAA bonds also may be negatively affected to the extent demand for sustainability- or green-themed investment products diminishes due to evolving investor preferences, changing or increased regulatory or market scrutiny on funds and strategies dedicated to sustainability- or green-themed investing or for other reasons.

We are not contractually required to disburse or allocate the net proceeds from the sale of the Series AAAA bonds or any amount equal thereto to Eligible Projects, and our failure to do so could adversely impact the value of the Series AAAA bonds.

We are not contractually required to disburse or allocate the net proceeds from the sale of the Series AAAA bonds or an amount equal thereto to Eligible Projects or to comply with any criteria or procedures relating to the use of such net proceeds or amounts or the evaluation or selection of Eligible Projects, including the criteria and reporting and other procedures and undertakings described under “Use of Proceeds” in this prospectus supplement. The market price of the Series AAAA bonds may be adversely affected by any failure by us to disburse or allocate the net proceeds from the sale of the Series AAAA bonds or an amount equal thereto to Eligible Projects, to comply with any of the criteria or reporting or other procedures or undertakings relating to Eligible Projects as described under “Use of Proceeds” in this prospectus supplement, or to meet or continue to meet the investment requirements of certain environmentally or socially focused investors with respect to the Series AAAA bonds. Although we intend to disburse or allocate the net proceeds from the sale of the Series AAAA bonds or an amount equal thereto to Eligible Projects as described under “Use of Proceeds,” it will not constitute a breach of our obligations under, or a default or event of default (as defined in the accompanying prospectus under the caption “Description of First Mortgage Bonds—Events of Default”) under, the Series AAAA bonds or the supplemental indenture or mortgage bond indenture referred to under “Supplemental Description of Green First Mortgage Bonds” in this prospectus supplement under which the Series AAAA bonds will be issued if we fail to disburse or allocate such net proceeds (or an amount equal thereto) to Eligible Projects or to comply with any of the criteria or reporting or other procedures or undertakings relating thereto, including those described under “Use of Proceeds” in this prospectus supplement, and holders of the Series AAAA bonds will have no remedies or recourse under such supplemental indenture or mortgage bond indenture or the Series AAAA bonds in the event of any such failure.

USE OF PROCEEDS

The net proceeds from the sale of the Series AAAA bonds will be approximately $593.8 million (after deducting the underwriting discount but before deducting our estimated offering expenses) and will become part of our general treasury funds. We intend to disburse or allocate such net proceeds or an amount equal thereto to finance and/or refinance, in whole or in part, investments in one or more new or existing “Eligible Projects” as described below. The net proceeds from the sale of the Series AAAA bonds (or an amount equal thereto) may be disbursed or allocated to finance or refinance investments made in new or existing Eligible Projects within 24 months prior to and 36 months subsequent to the date on which the Series AAAA bonds are first issued (the “original issuance date”), with no more than 50% of such net proceeds (or an amount equal thereto) intended to be disbursed or allocated to refinance existing Eligible Projects. We intend to determine the disbursement or allocation of such net proceeds or amounts within 36 months after the original issuance date of the Series AAAA bonds.

Eligible Projects

We define “Eligible Projects” as projects falling into one or more of the following categories (each an “Eligible Project Category”):

Climate Change Adaptation

Investments and expenditures in infrastructure and grid hardening intended to reduce climate change risks such as wildfires, sea-level rise and elevated temperatures, including:

•	Infrastructure for hardening and resilience, primarily for wildfire mitigation;

•	Aerial inspections and monitoring (artificial intelligence, machine learning, sensing, drones, satellite imaging); and

•	Microgrids for improved local resilience and reliable energy delivery, and more efficient use of lower-carbon sources of energy, including energy storage.

Clean Energy Solutions

Investments and expenditures in the construction, development, acquisition, expansion, research and development, generation, and operation of clean energy infrastructure, including:

•	Energy storage (battery storage – all chemistries, long duration storage).

Clean Transportation

Investments and expenditures in clean transportation charging infrastructure, including:

•	Installation of electric vehicle chargers and make-ready infrastructure (“make-ready” means that all necessary electrical infrastructure to operate the charging stations is completed); and

•	Vehicle to grid technology and infrastructure.

Additional Criteria for Uses of Net Proceeds

We will not knowingly disburse or allocate any of the net proceeds from the Series AAAA bonds (or an amount equal thereto) to the following:

•	The same portion of an investment that received a disbursement or an allocation of proceeds under any other Sustainable Financing Instruments (as defined below) issued by Sempra, San Diego

Gas & Electric Company or Southern California Gas Company (any such issuer, an “Issuing Entity”); provided that, for the avoidance of doubt, any such net proceeds or amount may be disbursed or allocated to any portion of an investment that has not received a disbursement or an allocation of proceeds under any other Sustainable Financing Instruments issued by any Issuing Entity;

•	Activities related to the exploration, production, or transportation of fossil fuels, except those activities that are included in the Eligible Project Categories; or

•	Consumption of fossil fuels for the purpose of power generation, except those activities that are included in the Eligible Project Categories.

As used herein, the term “Sustainable Financing Instruments” means green bonds, social bonds, sustainability bonds (each as defined in the GBP, SBP or SBG (each as defined below), as applicable), loans (as defined in the GLP (as defined below)) or other financial instruments issued by any Issuing Entity; the term “GBP” means the International Capital Market Association’s (“ICMA”) Green Bond Principles, 2021; the term “GLP” means the Loan Syndications and Trading Association’s Green Bond Loan Principles, 2021; the term “SBP” means the ICMA’s Social Bond Principles, 2021; and the term “SBG” means the ICMA’s Sustainability Bond Guidelines, 2021.

Process for Project Evaluation and Selection

We will form a cross-functional group to conduct annual reviews and select Eligible Projects in accordance with the eligibility criteria set forth above. Such group will consist of personnel from some or all of our following departments: Treasury, Sustainability, Legal, Business Planning, Accounting & Finance, Operations, and Information Technology. Our cross-functional group will be responsible for evaluating and selecting our Eligible Projects from time to time and annually reviewing the list of previously determined Eligible Projects against the eligibility and exclusionary criteria. If a project no longer meets the eligibility criteria set forth above, the cross-functional group will evaluate and select another Eligible Project as a replacement. Final sign-off on the annual selection of Eligible Projects will be made by our senior management (which, as used in this “Use of Proceeds” discussion, consists of any one or more of our Chief Financial Officer, Chief Accounting Officer, Controller, and/or Treasurer).

Management of Proceeds

We will manage the disbursement or allocation of an amount equal to the net proceeds of the Series AAAA bonds to Eligible Projects. To the extent that the net proceeds from the sale of the Series AAAA bonds (or an amount equal thereto) are disbursed or allocated to refinance, in whole or in part, amounts that we previously invested in existing Eligible Projects, such proceeds will replenish the amounts previously so invested, as applicable, and may be used by us for general corporate purposes. Prior to full disbursement or allocation of an amount equal to the net proceeds of the Series AAAA bonds, such net proceeds will be used to temporarily invest in cash or cash equivalents in accordance with Sempra’s cash investment policy, or to repay term loan and other indebtedness. As of August 2, 2023, our outstanding term loan credit agreement borrowings bore interest at a rate of 5.66717% per annum and matures on February 18, 2024. We estimate that the expenses for this offering payable by us, excluding the underwriting discount, will be approximately $1,100,000.

If an Eligible Project is no longer deemed eligible pursuant to the eligibility criteria set forth above, or our interest in such a project is divested, the net proceeds from the Series AAAA bonds previously disbursed or allocated to such project will be reallocated to other Eligible Projects.

Payment of principal, premium, if any, and interest on the Series AAAA bonds will be made from our general account and will not be linked to the performance of any Eligible Project. We are not contractually required to disburse or allocate net proceeds from the sale of the Series AAAA bonds (or an amount equal thereto) to Eligible Projects nor are we contractually required to comply with any of the criteria or reporting or other procedures or undertakings described under this “Use of Proceeds” caption, and it will not constitute a breach of our obligations under, or a default or event of default (as defined in the accompanying prospectus under “Description of First Mortgage Bonds—Events of Default”) under, the Series AAAA bonds or the supplemental indenture or mortgage bond indenture referred to under “Supplemental Description of Green First Mortgage Bonds” in this prospectus supplement under which the Series AAAA bonds will be issued if we fail to disburse or allocate such net proceeds or amounts to Eligible Projects or to comply with any such criteria or reporting or other procedures or undertakings. See “Risk Factors—We are not contractually required to disburse or allocate the net proceeds from the sale of the Series AAAA bonds or any amount equal thereto to Eligible Projects, and our failure to do so could adversely impact the value of the Series AAAA bonds.”

Reporting

Allocation Reporting

We will publish a report annually containing our senior management’s assertion of the disbursements or allocations of the net proceeds received from the Series AAAA bonds (or an amount equal thereto) to Eligible Projects until the full disbursement or allocation of such net proceeds or amount has been achieved. Each annual report will include the following information:

•	The total net proceeds of all outstanding Sustainable Financing Instruments issued by us;

•	The proportional disbursement or allocation of such net proceeds or amount among the Eligible Project Categories;

•

Subject to confidentiality considerations, a list of Eligible Projects financed or refinanced through the Series AAAA bonds, including a description of the projects and the amount of such net proceeds or amount disbursed or allocated to each project;

•	The percentage of disbursement or allocation of net proceeds between financing/refinancing of existing and new Eligible Projects; and

•	The remaining balance of undisbursed or unallocated net proceeds from the Series AAAA bonds (or amount equal thereto), if any.

Impact Reporting

We will report on the relevant environmental impact of the Eligible Projects wholly or partially financed or refinanced with the net proceeds from our Series AAAA bonds or an amount equal thereto.

Assurance

Each calendar year, an attestation report pertaining to our senior management’s assertions by an independent auditor, which may be our independent registered public accounting firm, will accompany our annual allocation report. Such attestation will be conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Conflicts of Interest

As described above, net proceeds from this offering may be used to invest in cash or cash equivalents in accordance with Sempra’s cash investment policy, or to repay term loan and other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our indebtedness. In addition, affiliates of many of the underwriters participating in this offering are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including term loans, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Series AAAA bonds are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting (Conflicts of Interest)—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

SUPPLEMENTAL DESCRIPTION OF GREEN FIRST MORTGAGE BONDS

The Series AAAA bonds offered by this prospectus supplement are a series of our first mortgage bonds as described below and in the accompanying prospectus. The Series AAAA bonds will be issued under a supplemental indenture and the mortgage bond indenture referred to in the accompanying prospectus, each between us, as issuer, and U.S. Bank National Association, as successor trustee. We have described below selected provisions of the Series AAAA bonds and the supplemental indenture applicable to the Series AAAA bonds. The description of certain provisions of our first mortgage bonds contained in the accompanying prospectus applies to the Series AAAA bonds, except that the description of selected provisions of the Series AAAA bonds and the supplemental indenture set forth below supplements and, to the extent inconsistent, supersedes and replaces the description of certain terms and provisions of our first mortgage bonds and the mortgage bond indenture contained in the accompanying prospectus. This description is not complete and is qualified by reference to provisions of the Series AAAA bonds, the supplemental indenture and the mortgage bond indenture. Terms used in this section but not defined have the meanings given to those terms in the accompanying prospectus or, if not defined in the accompanying prospectus, in the supplemental indenture or the mortgage bond indenture. As used in this section, references to the “indenture” mean the mortgage bond indenture (as defined in the accompanying prospectus), and as used in this section and under the caption “Description of First Mortgage Bonds” in the accompanying prospectus, references to “we,” “our” and “us” mean San Diego Gas & Electric Company (excluding its consolidated entities (if any)) unless otherwise expressly stated or the context otherwise requires.

General

The Series AAAA bonds will constitute a series of first mortgage bonds under the indenture, initially limited to $600,000,000 aggregate principal amount.

The Series AAAA bonds will mature on August 15, 2028. The Series AAAA bonds will bear interest at the rate of 4.950% per annum, accruing from August 11, 2023. Interest on the Series AAAA bonds will be payable semiannually in arrears on February 15 and August 15 of each year (each, an “ interest payment date”), commencing February 15, 2024, to the persons in whose names the Series AAAA bonds are registered at the close of business on the February 1 or August 1, as the case may be (each, a “record date”), next preceding those interest payment dates. Interest on the Series AAAA bonds will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Series AAAA bonds will be redeemable prior to maturity, at the prices and under the circumstances set forth below under the caption “—Redemption.” The Series AAAA bonds will not be subject to a sinking fund.

At June 30, 2023 (without giving effect to the issuance of the Series AAAA bonds offered hereby), we had outstanding $8.2 billion of first mortgage bonds issued under the indenture and the book value of our property, plant and equipment subject to the lien of the indenture, less accumulated depreciation and recorded retirement obligations, was approximately $18.1 billion. The unused amount of additions to our properties against which additional bonds may be issued was approximately $8.6 billion at June 30, 2023 (without giving effect to the issuance of the Series AAAA bonds offered hereby). Under the indenture, no additional bonds (except certain types of refunding bonds) may be issued unless the earnings applicable to bond interest for a consecutive twelve-month period within the preceding fifteen months are at least equal to the greater of two and one-half times the annual interest requirements on, or 10% of the principal amount of, all outstanding bonds, the bonds to be issued and any debt secured by a non-callable lien (as defined in the indenture). Our earnings applicable to bond interest for the twelve months ended June 30, 2023 were approximately (i) nine times the annualized interest requirements on the bonds outstanding at June 30, 2023 (without giving effect to the issuance of the Series AAAA bonds offered hereby) and (ii) 31% of the aggregate principal amount of the bonds outstanding at June 30, 2023 (without giving effect to the issuance of the Series AAAA bonds offered hereby). The number in clause (i) and the percentage in clause (ii) of the immediately preceding sentence, as well as the unused amount of additions to our properties against which additional bonds may be issued set forth in the second sentence of this paragraph, would all have been lower had they been calculated after giving effect to the issuance of the Series AAAA bonds offered hereby.

Redemption

Optional Redemption

Prior to July 15, 2028 (the “Par Call Date”), we may redeem the Series AAAA bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Series AAAA bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Series AAAA bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On and after the Par Call Date, we may redeem the Series AAAA bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Series AAAA bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, installments of interest on Series AAAA bonds that are due and payable on any interest payment date falling on or prior to a redemption date will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the Series AAAA bonds and the indenture.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the Series AAAA bonds to be redeemed. Once notice of redemption is mailed, the Series AAAA bonds called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date, provided that we may rescind any notice of redemption by notice given not less than five days prior to the proposed redemption date. Redemption will not be conditional upon receipt by the trustee of monies sufficient to pay the redemption price.

Unless we default in the payment of the redemption price, on and after the redemption date for the Series AAAA bonds or portions thereof called for redemption, such Series AAAA bonds or the portions thereof called for redemption will cease to bear interest and cease to be entitled to the lien, benefits and security of the indenture and such Series AAAA bonds or the portions thereof called for redemption will be deemed to have been paid for purposes of release and satisfaction of the indenture. We will pay the redemption price and any accrued and unpaid interest once the Series AAAA bonds are surrendered for redemption.

In the event that we elect to redeem only a portion of the outstanding Series AAAA bonds on any redemption date, (a) the bonds to be redeemed shall be selected as provided in the indenture and, in the case of bonds represented by a global security (as defined below), in accordance with the procedures of The Depository Trust Company (or its successor as depositary (as defined in the accompanying prospectus) for the Series AAAA bonds), (b) in the case of any Series AAAA bond being redeemed in part, the principal amount redeemed must be $1,000 or an integral multiple of $1,000 and the unredeemed portion of the principal amount of such Series AAAA bond must be an authorized denomination, and (c) the trustee will deliver without charge one or more new Series AAAA bonds in principal amount equal to the unredeemed portion of the principal amount of the Series AAAA bonds surrendered for redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day (as defined below) preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date. As used in this paragraph and the immediately succeeding paragraph, the term “business day” means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York are not authorized or obligated by law or executive order to remain closed.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty or obligation with respect to calculation of the redemption price.

Mandatory Redemption Following Sale, Eminent Domain, Etc.

We will redeem the Series AAAA bonds prior to maturity in the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego. In that event, the entire proceeds of all such property, including property in addition to such electric distribution system, included in such sale, taking or purchase shall be applicable only to the redemption of first mortgage bonds under the indenture, except that in any such case (i) the Series AAAA bonds to be designated for such redemption will be prorated, in amount, as between the first mortgage bonds of all series then outstanding in proportion to the respective total principal amounts of the first mortgage bonds of each series then outstanding and (ii) the redemption price for the Series AAAA bonds to be designated for such redemption will be equal to 100% of the principal amount of the Series AAAA bonds being redeemed, plus accrued interest to the applicable redemption date.

Other

We may, from time to time, without notice to or the consent of the holders of the Series AAAA bonds, increase the principal amount of this series of first mortgage bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional Series AAAA bonds so issued shall have the same form and terms (other than offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) as the Series AAAA bonds previously issued and shall form a single series of first mortgage bonds under the indenture with the previously issued Series AAAA bonds.

The Series AAAA bonds initially will be issued in book-entry form and represented by one or more Series AAAA bonds in global form (“global securities”) deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the Series AAAA bonds that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Global Securities.” The Series AAAA bonds will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. For additional information regarding Series AAAA bonds in global form and the depositary’s book-entry system, see “Global Securities” in the accompanying prospectus.

In the case of Series AAAA bonds represented by global securities, we will make payments to the depositary or its nominee as the registered holder of such Series AAAA bonds, by wire transfer of immediately available funds. If Series AAAA bonds are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, we will have the option of paying interest on the Series AAAA bonds in definitive certificated form by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable interest payment date by the persons entitled to payment.

We will maintain a paying agent and transfer agent for the Series AAAA bonds in Los Angeles, California and, if Series AAAA bonds are issued in definitive certificated form under the limited circumstances described under the caption “Global Securities” in the accompanying prospectus, in the Borough of Manhattan, The City of New York. The trustee will act as initial paying agent and transfer agent for the Series AAAA bonds through its offices in Los Angeles, California.

In any case where any interest payment date, any redemption date or the maturity date of the Series AAAA bonds is not a business day at any place of payment (as those terms are defined in the next sentence), then payment of the principal, premium, if any, and interest due on such interest payment date, redemption date or maturity date, as the case may be, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment and, in that case, no interest will accrue on the amount payable for the period from and after such interest payment date, redemption date or maturity date, as the case may be. As used in the immediately preceding sentence, “place of payment” means Los Angeles, California and any other place or places where we may from time to time maintain an office or agency where Series AAAA bonds may be presented for payment, and “business day,” when used with respect to any place of payment, means a day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to remain closed.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below, for whom Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. are acting as representatives, have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, severally and not jointly, the respective principal amounts of the Series AAAA bonds set forth opposite their respective names below.

Name	Principal Amount of Series AAAA bonds
Citigroup Global Markets Inc.	$112,200,000
Credit Agricole Securities (USA) Inc.	112,200,000
Morgan Stanley & Co. LLC	112,200,000
U.S. Bancorp Investments, Inc.	112,200,000
Loop Capital Markets LLC	112,200,000
AmeriVet Securities, Inc.	19,500,000
Samuel A. Ramirez & Company, Inc.	19,500,000

Total	$600,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series AAAA bonds are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Series AAAA bonds if any are taken. The offering of the Series AAAA bonds by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer the Series AAAA bonds to the public initially at the public offering price set forth on the cover page of this prospectus supplement and may offer the Series AAAA bonds to certain dealers at such price less a concession not in excess of 0.350% of the principal amount of the Series AAAA bonds. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the Series AAAA bonds on sales to certain other dealers. After the initial public offering, the price to investors and concessions may be changed.

The Series AAAA bonds are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the Series AAAA bonds on any securities exchange or trading facility or for inclusion of the Series AAAA bonds in any automated quotation system. There can be no assurance that there will be a secondary market for the Series AAAA bonds or the continued liquidity of such market if one develops. The underwriters have informed us that they intend to make a market in the Series AAAA bonds but are under no obligation to do so and may discontinue such market making at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Series AAAA bonds).

Paid by San Diego Gas & Electric Company
Per Series AAAA bond	0.600%

In order to facilitate the offering of the Series AAAA bonds, the representatives of the underwriters, or any of their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the Series AAAA bonds. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Series AAAA bonds for their own account. In addition, to cover overallotments or to stabilize the price of the Series AAAA bonds, the representatives may bid for, and purchase, the Series AAAA bonds in the open market.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series AAAA bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Series AAAA bonds. As a result, the market price of the Series AAAA bonds may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above, if commenced, may have on the market price of the Series AAAA bonds. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Expenses payable by us in connection with the offering of the Series AAAA bonds, excluding the underwriting discount, are estimated at $1,100,000.

Delayed Settlement

We expect that the delivery of the Series AAAA bonds will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series AAAA bonds before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Series AAAA bonds, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have in the past acted and/or are acting and/or may in the future act as lenders to, and/or have from time to time performed and/or are performing and/or may in the future perform certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. Additionally, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is trustee for the Series AAAA bonds offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or any of our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or the applicable affiliate of ours, as the case may be, consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series AAAA bonds offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the Series AAAA bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” net proceeds from this offering may be used to invest in cash or cash equivalents in accordance with Sempra’s cash investment policy, or to repay term loan and other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our indebtedness. In addition, affiliates of many of the underwriters participating in this offering are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including term loans, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the Series AAAA bonds are “investment grade rated” (as defined in FINRA Rule 5121).

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the Series AAAA bonds and various other legal matters relating to the issuance and sale of the Series AAAA bonds on behalf of San Diego Gas & Electric Company. Erbin B. Keith, Senior Vice President, General Counsel of San Diego Gas & Electric Company, will pass upon certain other legal matters relating to the issuance and sale of the Series AAAA bonds on behalf of San Diego Gas & Electric Company. Sidley Austin LLP will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement and in the accompanying prospectus from San Diego Gas & Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the effectiveness of San Diego Gas & Electric Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

$4,600,000,000

SAN DIEGO GAS & ELECTRIC COMPANY

Senior Debt Securities

First Mortgage Bonds

Preferred Stock

We may offer and sell senior debt securities, first mortgage bonds and preferred stock, without par value, from time to time in one or more offerings. The senior debt securities, the first mortgage bonds and the preferred stock are collectively referred to in this prospectus as the “offered securities,” unless otherwise expressly stated or the context otherwise requires. This prospectus provides you with a general description of the offered securities.

Each time we sell offered securities we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the offered securities.

We may offer and sell any offered securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any offered securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

Investing in the offered securities involves risks. See the information under the heading “Risk Factors” on page 4 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in the offered securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $4,600,000,000 aggregate offering price of any combination of the offered securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the offered securities that we may offer. Each time that we offer and sell offered securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offered securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “contemplates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “initiative,” “target,” “outlook,” “optimistic,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include risks and uncertainties relating to:

•

California wildfires, including that we may be found liable for damages regardless of fault and that we may not be able to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054, rates from customers or a combination thereof;

•

decisions, investigations, regulations, issuances or revocations of permits or other authorizations, renewals of franchises, and other actions by (i) the California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, and other governmental and regulatory bodies and (ii) the U.S. and states, counties, cities and other jurisdictions therein in which we do business;

•

the success of business development efforts and construction projects, including risks in (i) completing construction projects or other transactions on schedule and budget, (ii) realizing anticipated benefits from any of these efforts if completed, and (iii) obtaining the consent or approval of partners or other third parties, including governmental and regulatory bodies;

•	litigation, arbitrations and other proceedings, and changes to laws and regulations;

•

cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third-parties with which we conduct business, including the energy grid or other energy infrastructure, all of which have become more pronounced due to recent geopolitical events, such as the war in Ukraine;

•

our ability to borrow money on favorable terms and meet our debt service obligations, including due to (i) actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook or (ii) rising interest rates and inflation;

•	failure of our counterparties to honor their contracts and commitments;

•

the impact on affordability of our customer rates and our cost of capital and on our ability to pass through higher costs to current and future customers due to (i) volatility in inflation, interest rates and commodity prices, (ii) the cost of the clean energy transition in California, and (iii) departing retail load resulting from additional customers transferring to Community Choice Aggregation and Direct Access;

•

the impact of climate and sustainability policies, laws, rules, disclosures, and trends, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies and the risk of nonrecovery for stranded assets;

•	our ability to incorporate new technologies into our business, including those designed to support governmental and private party energy and climate goals;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events that disrupt our operations, damage our facilities or systems, cause the release of harmful materials, cause fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms, may be disputed or not covered by insurers, or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid or limitations on the withdrawal of natural gas from storage facilities;

•

changes in tax and trade policies, laws and regulations, including tariffs, revisions to international trade agreements and sanctions, such as those that have been imposed and that may be imposed in the future in connection with the war in Ukraine, which may increase our costs, reduce our competitiveness, impact our ability to do business with certain counterparties, or impair our ability to resolve trade disputes; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,”under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. Accordingly, you should not place undue reliance on any of this information.

SAN DIEGO GAS & ELECTRIC COMPANY

We are a regulated public utility that provides electric services and natural gas services to a service territory in Southern California that encompasses San Diego County and an adjacent portion of Orange County. We are an indirect subsidiary of Sempra Energy, doing business and referred to as Sempra, a California-based holding company with energy infrastructure investments in North America. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

Our principal executive offices are located at 8330 Century Park Court, San Diego, California 92123 and our telephone number is (619) 696-2000. Our web site is http://www.sdge.com.

The information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

The terms “we,” “our” and “us” are used in this document for purposes of convenience and, unless otherwise expressly stated, are intended to refer to San Diego Gas & Electric Company and its consolidated entities (if any), either individually or collectively, as the context may require. When we refer to “you,” we mean the potential purchasers of the applicable offered securities.

RISK FACTORS

Investment in any offered securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the section entitled “Information Regarding Forward-Looking Statements” or any similarly titled section included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of the offered securities. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for capital expenditures and other investments, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

DESCRIPTION OF OFFERED SECURITIES

The following is a general description of some of the terms and provisions of the offered securities. These descriptions are not a complete description of the terms and provisions of each offered security. Any prospectus supplement and any free writing prospectus will describe additional terms and provisions of the offered securities offered thereby. The prospectus supplement or any free writing prospectus may also add, update or change the terms and provisions of the offered securities as described in this prospectus. For more information about the offered securities, please refer to:

•	the form of senior indenture between us and U.S. Bank National Association, as trustee, relating to the issuance of each series of senior debt securities by us (the “senior indenture”);

•

the mortgage and deed of trust dated as of July 1, 1940 between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by a Second Supplemental Indenture dated as of March 1, 1948; by a Ninth Supplemental Indenture dated as of August 1, 1968; by a Tenth Supplemental Indenture dated as of December 1, 1968; and by a Sixteenth Supplemental Indenture dated as of August 28, 1975 (collectively, the “mortgage bond indenture”); and

•

the applicable certificate of determination establishing the designation and terms of any series of our preferred stock we are offering hereunder, and the description of our preferred stock contained in our amended and restated articles of incorporation.

These documents or forms of these documents are or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated by reference herein. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time.

DESCRIPTION OF SENIOR DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. To the extent the terms and provisions of any series of senior debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. In this section, references to “indenture” mean the senior indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and our senior debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the senior debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of senior debt securities described in the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided for a particular series of senior debt securities in a prospectus supplement or a free writing prospectus, we may reopen a series, without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series. The senior debt securities will be our unsecured obligations.

Prior to the issuance of each series of senior debt securities, the terms of the particular series of senior debt securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which principal will be payable or the method of determining such date or dates;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•	any right to extend the interest payment periods or defer the payment of interest and the terms of such extension or deferral;

•

any obligation or option we have to redeem or purchase senior debt securities, or any option of the registered holder to require us to redeem or purchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if applicable, that the senior debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

•

any addition, modification or deletion of any events of default or covenants provided in the indenture with respect to the senior debt securities and any change in the acceleration provisions with respect to the senior debt securities; and

•	any other terms of the senior debt securities, including any additions, modifications or deletions.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The senior debt securities are San Diego Gas & Electric Company’s obligations exclusively, and are not the obligations of our consolidated entities (if any), our parent, Sempra or any of our other affiliates. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities—Interest

We will pay interest on the senior debt securities on each interest payment date to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest, at our election, in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the senior debt securities at least 10 days before the special record date. The special record date will be from 10 to 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities—Principal

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the trustee, as paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and change or designate one or more additional places for payment. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, a place for payment of the senior debt securities will be provided in the Borough of Manhattan, the City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be. (See Section 113.)

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the senior debt securities are in book-entry form, you will receive payments and may transfer senior debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities including the senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002.)

You may have your senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the senior debt securities and for delivery of notices and demands in respect of the senior debt securities and the indenture and we may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement or a free writing prospectus, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable by us in connection with the transfer or exchange. We may block the transfer or exchange of (i) senior debt securities during a period of 15 days prior to giving any notice of redemption or (ii) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 10 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the senior debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of senior debt securities represented by a global security, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by a global security. (See Section 1103.)

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•	we do not pay interest on any senior debt securities of the applicable series within 30 days of the due date;

•	we do not pay the principal of or any premium on any senior debt securities of the applicable series on the due date;

•	we do not make a sinking fund payment within 60 days of when due by the terms of senior debt securities of the applicable series;

•

we remain in breach of a covenant or warranty in the indenture (excluding covenants and warranties solely applicable to another series of senior debt securities issued under the indenture) or the senior debt securities of the applicable series for 60 days after we receive a written notice of default specifying the breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 33% in principal amount of the outstanding senior debt securities of the affected series;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

•	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of senior debt securities occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:

•	we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•

the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful;

•	all amounts due to the trustee under the indenture; and

•

all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default;

•

the registered holders of at least 33% of the principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the fourth bullet under the caption “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether or not we are in default in the performance or observance of any of the terms, provisions and conditions in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding senior debt securities of any series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the indenture that cannot be modified or amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived by the registered holders of a majority in principal amount of the outstanding senior debt securities of that series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our property and assets as an entirety or substantially as an entirety to any other entity, unless:

•

we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation, partnership, trust or other entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the outstanding senior debt securities and the performance of every obligation in the indenture and such outstanding senior debt securities to be performed by us; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us; or

•	to add one or more covenants of ours for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

•	to add any additional events of default for all or any series of senior debt securities; or

•

to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision; or to add any new provision to the indenture, in addition to the provisions which may otherwise be added to the indenture pursuant to the other clauses of this paragraph, so long as the addition does not apply to any outstanding senior debt securities; or

•	to provide security for the senior debt securities of any series; or

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•

to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of senior debt securities that do not adversely affect the interests of the holders of senior debt securities of any series in any material respect; or

•

to conform the terms of any series of senior debt securities or the indenture to any terms set forth in the description of such series of senior debt securities appearing in any prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such series of senior debt securities.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of a majority in principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal, premium (if any) or interest on any senior debt security or reduce the principal amount, interest or any premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	make certain modifications to certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those senior debt securities on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture with respect to that series of senior debt securities, except as noted below, when:

•	Either:

•	all outstanding senior debt securities of such series have been delivered to the trustee for cancellation; or

•	all outstanding senior debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated

maturity or on a redemption date and we have deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such senior debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding senior debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the indenture with respect to any series of senior debt securities, we will remain obligated to pay amounts due under certain provisions of the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by the registered holders of a majority in principal amount of the outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the first mortgage bonds we may offer and sell by this prospectus. To the extent the terms and provisions of any series of first mortgage bonds modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. In this section, references to “bonds” mean the first mortgage bonds, references to “indenture” mean the mortgage bond indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of bonds.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and the bonds is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the bonds of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of bonds described in the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited amount of bonds under the indenture in one or more series, subject to the various requirements for the issuance of additional bonds set forth in the indenture. The bonds will be issued in denominations of $1,000 and integral multiples of $1,000 and only in fully registered form without coupons and in either definitive form or in book-entry form. (See Sections 1 and 8 of Article II.)

Prior to the issuance of each series of bonds, the terms of the particular series of bonds will be specified in a supplemental indenture. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of bonds:

•	the descriptive title of the bonds;

•	any limit upon the principal amount of the bonds;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•	any obligation or option we have to redeem or purchase the bonds before maturity and the terms and conditions upon which the bonds may be redeemed or purchased;

•

if applicable, that the bonds are to be issued in whole or in part in the form of one or more global securities (as defined below under the caption “Global Securities”) and, in such case, the identity of the depositary for the global securities; and

•	any other terms of the bonds.

(See Article II.)

Security for the Bonds

The bonds will be secured by the indenture constituting a first lien upon all property and franchises owned by us, except as stated in the next sentence and in the following paragraph. All of the bonds issued under the indenture will be secured on a pro rata basis, subject to permitted liens, any non-callable liens, the lien of the trustee for its expenses and advances, the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series, and certain other liens permitted by the indenture.

The following are not subject to the lien contained in the indenture:

•	gas, electric energy and steam produced, purchased or otherwise acquired;

•	contracts, choses-in-action and securities, other than any of the foregoing which may be required to be deposited with the trustee in accordance with the indenture;

•	merchandise and appliances acquired for sale or lease and contracts for the sale of merchandise and appliances;

•	motor vehicles;

•	timber on land owned by us;

•	minerals and mineral rights in land owned by us;

•	oil, coal or gas, or related rights, in land owned by us or gas wells or oil wells or related equipment or coal mines or related equipment;

•	fuel and other personal property consumable in the operation of our properties;

•	bills and accounts receivable;

•	cash, other than cash deposited with the trustee in accordance with the indenture; and

•	the last day of the term of any leasehold estates.

Subject to such limitations, exceptions and exclusions, all property acquired by us after the date of the indenture will be further security as described in the indenture.

(See the granting clauses contained in the recitals to the indenture.)

Ranking

The bonds will be our secured and unsubordinated obligations and will rank equally in right of payment with all other bonds issued under the indenture. The bonds will be senior in right of payment to our unsecured indebtedness from time to time outstanding to the extent of the property subject to the lien of the indenture and otherwise will rank equally in right of payment with all of our unsecured and unsubordinated indebtedness, including the senior debt securities. The bonds are San Diego Gas & Electric Company’s obligations exclusively, and are not the obligations of our consolidated entities (if any), our parent, Sempra or any of our other affiliates.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as paying agent. So long as the bonds are in book-entry form, we will make payments on the bonds to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. (See Section 3 of Article II.)

Form; Transfers; Exchanges

The bonds initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the caption “Global Securities.” If any of the bonds are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

So long as the bonds are in book-entry form, you will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in Los Angeles, California where notices and demands in respect of the bonds and the indenture may be delivered to us and where bonds may be surrendered for payment, registration of transfer or exchange. If bonds of any series are issued in certificated form under the limited circumstances described below under the caption “Global Securities,” we will also maintain a paying agent and transfer agent for the bonds of such series in the Borough of Manhattan, The City of New York, State of New York for payment, registration of transfer and exchange. Unless otherwise provided in the applicable prospectus supplement, the foregoing office or agency in Los Angeles will initially be an office of the trustee.

The bonds may be divided into bonds of smaller denominations, of at least $1,000 multiples, or combined into bonds of larger denominations, of at least $1,000 multiples, in each case so long as the total principal amount is not changed. You may exchange or transfer bonds at the office of the trustee. (See Section 11 of Article II.)

There will be no service charge for any transfer or exchange of the bonds, but we may impose a charge sufficient to reimburse us for any tax or other governmental charge required to be paid by us by reason of any such transfer or exchange and in addition we may charge a sum not exceeding $2 for each bond issued upon any such exchange. We are not obligated to make the transfer or exchange of bonds for a period of 10 days prior to any interest payment date. (See Sections 11 and 12 of Article II.)

Redemption

The bonds will be redeemable prior to maturity in the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego. In that event, the entire proceeds of the disposition will be applicable only to the redemption of bonds, except that in any such case (i) the bonds to be designated for such redemption will be prorated, in amount, as between the bonds of all series then outstanding in proportion to the respective total principal amounts of the bonds of each series outstanding and (ii) the redemption price for the bonds of any series to be designated for such redemption will be the applicable redemption price as may have been specified in connection with the issuance of the bonds of such series. (See Sections 12 and 13 of Article XI.)

Any other redemption provisions applicable to the bonds of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

Notice of any redemption will be mailed at least 30 days before the redemption date, or such other number of days as shall be fixed by the terms of the bonds to be redeemed, to each registered holder of the bonds to be redeemed. Once notice of redemption is mailed, the bonds called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, provided that we may rescind any notice of redemption by notice given not less than five days prior to the proposed redemption date. (See Sections 2 and 3 of Article X.)

Unless we default in payment of the redemption price, on and after the redemption date for the bonds or portions thereof called for redemption, such bonds or the portions thereof called for redemption will cease to bear interest and cease to be entitled to the lien, benefits and security of the indenture and such bonds or the portions thereof called for redemption will be deemed to have been paid for purposes of release and satisfaction of the indenture. (See Section 6 of Article X.) We will pay the redemption price and any accrued interest once the bonds are surrendered for redemption. If only a portion of the bonds are redeemed, the trustee will deliver new bonds of the same series for the remaining portion without charge. (See Section 2 of Article X.)

In the event that we elect to redeem only a portion of the bonds, the bonds to be redeemed will be selected as provided in the indenture and in accordance with the procedures of DTC, in the case of bonds represented by a global security, or as provided in the indenture, in the case of bonds that are not represented by a global security.

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued from time to time in an aggregate principal amount equal to:

•

not more than 60% of the lesser of the cost or fair value to us of specified additions to our properties, after deducting the net amount of property retirements, that have not been previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes (See Article V.);

•

the aggregate principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes (See Article VI.); and

•	the deposit of an equal amount of cash with the trustee. (See Article VII.)

However, no additional bonds (except, in certain cases, certain types of refunding bonds) may be issued unless the earnings applicable to bond interest (as defined in the indenture) for a consecutive 12-month period within the preceding 15 months are at least equal to the greater of two and one-half times the annual interest requirements on, or 10% of the principal amount of, all outstanding bonds, the bonds to be issued, certain bonds which have been authenticated but remain unissued, and any debt secured by a non-callable lien (as defined in the indenture). (See Articles V, VI and VII.)

In addition, we may, from time to time, without notice to or consent of the holders of the bonds of the applicable series, increase the principal amount of any series of bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional bonds of any series so issued will have the same form and terms (other than the offering price, date of issuance, under certain circumstances, the date from which interest thereon will begin to accrue and the first payment date) as the bonds of the series previously issued and will form a single series with the previously issued bonds of the series.

Maintenance Fund

We will pay to the trustee annually on May 1, as a maintenance fund, an amount equal to 15% of our gross operating revenues (as defined in the indenture) for the preceding calendar year, less, at our option, credits for the following:

•	maintenance expenses,

•

the principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes,

•

the lesser of the cost or fair value to us of specified additions to our properties, without deducting the net amount of property retirements, that have not been previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes, and

•

15% of that portion of our gross operating revenues (as defined in the indenture) attributable to rate increases granted to us since July 1, 1973 to offset increases in our cost of fuel for electric generation and in our cost of natural gas.

Instead of making all or any portion of such a payment in cash, we may deliver outstanding bonds to the trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered.

Cash deposited in the maintenance fund may be withdrawn by us on the basis of retirements of outstanding bonds and property additions. In addition, cash deposited in the maintenance fund may at our option be applied to the purchase or redemption of bonds or, in certain circumstances, may only be applied to the redemption of bonds.

(See Article IX.)

Events of Default

A “completed default” occurs with respect to the bonds under the indenture if:

•	we do not pay the principal of any bond on the due date;

•	we do not pay interest on any bond for 30 days after the due date;

•	a court holds that we are bankrupt or enters an order approving a petition seeking our reorganization, unless such judgment or order is vacated within 30 days;

•	a receiver of all or substantially all of our property is appointed, unless such appointment is vacated within 90 days;

•

we file a voluntary petition in bankruptcy; make a general assignment for the benefit of creditors; consent to the appointment of a receiver or trustee of all or any part of our property; or file a petition or answer seeking reorganization or a petition to take advantage of any insolvency act; or

•

we fail to perform any other covenant or agreement contained in the indenture, any supplemental indenture or any bond secured by the indenture for 60 days following the mailing to us by the trustee or registered holders of at least 15% of the principal amount of the outstanding bonds of a written demand that such failure be cured.

(See Section 1 of Article XII.)

Remedies

Acceleration

If a completed default occurs and is continuing, then the trustee may, and upon the written request of the registered holders of a majority in principal amount of the outstanding bonds shall, by notice in writing to us, declare the principal amount of all of the outstanding bonds, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 1 of Article XII.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to all outstanding bonds, but before the sale of any mortgaged and pledged property, the declaration of acceleration can be rescinded by written notice to us and the trustee from the registered holders of a majority in principal amount of the outstanding bonds, if:

•

we pay or make provision satisfactory to the trustee for the payment of a sum sufficient to pay all overdue installments of interest upon all the outstanding bonds, with interest, to the extent permitted by applicable law, on overdue installments of interest at the rate of 6% per annum, together with all sums paid or advanced by the trustee under any provision of the indenture and the reasonable and proper charges, expenses and liabilities of the trustee, its agents, attorneys and counsel, and all other sums payable by us under the indenture, except the principal of, and interest accrued since the next preceding interest date on, the bonds due and payable solely by virtue of such declaration; and

•	all completed defaults with respect to the bonds have been remedied. (See Section 1 of Article XII.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of one or more completed defaults, the trustee, upon demand to us, may take actual possession of and enter, hold, operate and manage all of the mortgaged property. The trustee will receive the rents, income, issues and profits from the mortgaged property and pay the costs and expenses of taking, holding, operating and managing the mortgaged property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments, other charges and expenses for any repairs, alterations, additions and improvements. The remainder of the amount received by the trustee will be applied (subject to the provisions of Section 11 of Article XII of the indenture with respect to extended, transferred or pledged claims for interest) as follows:

•

if none of the principal of the bonds has become due, to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate of 6% per annum; or

•

if the principal on any of the bonds shall have become due, by declaration of acceleration or otherwise, first to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments (other than such accruals of interest on overdue bonds), to the extent permitted by applicable law, at the rate of 6% per annum, and then to the payment of the principal of all bonds then due.

(See Section 2 of Article XII.)

Upon the occurrence of one or more completed defaults, the trustee may sell the mortgaged property in its entirety or in such parcels as the holders of a majority in principal amount of the bonds outstanding request in writing, or absent such request, as the trustee may determine, at public auction in San Diego, California, or such other place as may be required by law or by court order. (See Section 3 of Article XII.)

Upon the occurrence of a default by us in the performance of any of the covenants or conditions of the indenture, the trustee will have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders. In the case of a completed default, the trustee may, and upon being requested to do so by the registered holders of a majority in principal amount of the outstanding bonds that are affected by the default and upon being indemnified as provided in the indenture, must proceed to enforce payment of the outstanding bonds and to sell the property subject to the lien of the indenture. (See Section 4 of Article XII.)

The proceeds of any sale of the mortgaged property made under the power of sale given by the indenture or under a judgment or decree shall be applied as follows:

•

first, to the payment of all taxes, assessments, liens prior to the lien of the indenture, and costs and expenses of such sale, including reasonable compensation of the trustee and its agents and counsel, and all other sums payable to the trustee as compensation for other services and by reason of expenses or liabilities incurred (without negligence or bad faith) or advances made in connection with the management or administration of the trusts created by the indenture;

•

second, to the payment of amounts due for principal and interest on the outstanding bonds, with interest on overdue principal and, to the extent permitted by applicable law, overdue installments of interest at the rate of 6% per annum, such payment to be made ratably without preference or priority of principal over interest or interest over principal; provided that if the time for payment of any claim for interest on any bond has been extended or if any claim for interest at or after maturity has been transferred or pledged separate from the bond to which it relates, such claims for interest shall not be entitled in the case of default under the indenture to the benefit or security of the indenture except subject to the prior payment in full of the principal of the outstanding bonds and of all claims for interest thereon which have not been so extended, transferred or pledged; and

•	third, any surplus shall be paid to us.

(See Section 11, Article XII.)

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the mortgaged property by the trustee may be limited by applicable law. With respect to mortgaged property located in California, Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or enforce any right secured by a mortgage on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the mortgaged property and the loss of your right to a deficiency judgment.

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding bonds, by written notice to the trustee, will have the right to reasonably direct the method and place of conducting any proceeding for any remedy available to the trustee with respect to all outstanding bonds. (See Section 5 of Article XII.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture or for the appointment of a receiver or trustee or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing default;

•

the registered holders of at least 25% in principal amount of the (i) outstanding bonds, or (ii) outstanding bonds primarily affected by such default, have so requested the trustee in writing and afforded it reasonable opportunity to exercise its powers under the indenture; and

•	such registered holders have offered the trustee adequate security satisfactory to the trustee and indemnity against the costs, expenses and liabilities incurred in complying with the request.

However, the forgoing restrictions will not affect or impair the right of any registered holder, to the extent permitted by law, to enforce the payment of the principal of and interest on such holder’s bond at and after the maturity thereof or as accelerated by call for redemption thereof, or our obligation, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on each of the bonds to the respective holders thereof at the time and place expressed in the bonds and in the notice of redemption, if any; provided that no bondholder shall be entitled to take any action or institute any such suit to enforce the payment of such holder’s bond, whether for principal, interest or premium, if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of the indenture upon the mortgaged and pledged property, or any part thereof, as security for bonds held by any other bondholder. (See Section 15 of Article XII.)

The indenture provides that all rights, remedies and powers provided for in Article XII thereof may be exercised only to the extent that such exercise does not violate any applicable provision of law. (See Section 19, Article XII.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture, unless the default has been cured, within 90 days after the occurrence of a default known to the trustee within such period or, if a default is not known to the trustee within such period, within 40 days after the trustee learns of a default; provided that, except in the case of default in the payment of principal of or interest on any bonds, or in the payment of any maintenance fund installment, the trustee may withhold notice of default if and so long as the board of directors, the executive committee of the board of directors or a trust committee of directors or responsible officers (as defined in the indenture) of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. For purposes of the foregoing provision, the term “default” means the events specified in the bullet points under “—Events of Default” above. (See Section 8 of Article XV.)

Consolidation, Merger and Conveyance of Assets as an Entirety, No Financial Covenants

Nothing in the indenture prevents us from consolidating or merging with or into any corporation having corporate authority to carry on the business of a public utility or any conveyance, transfer or lease of all of our mortgaged and pledged property as an entirety to any corporation lawfully entitled to acquire or lease and operate the same, provided that:

•

the terms of the transaction fully preserve and do not impair the lien, efficiency or security of the indenture, or any of the rights or powers of the trustee or the holders of the outstanding bonds under the indenture;

•

upon any such consolidation, merger, conveyance or transfer, or upon any such lease where the term of such lease extends beyond the maturity date of any bonds, the due and punctual payment of the principal and interest of all the bonds and the performance of all our covenants and conditions of the indenture shall be assumed by the corporation formed by such consolidation or into which such merger is made or which acquired the mortgaged property as an entirety, or by the lessee under any such lease; and

•	any lease shall be subject to immediate termination at any time during the continuance of a completed default.

If we consolidate with or merge into another corporation or convey or transfer all the mortgaged and pledged property as an entirety in accordance with the indenture, the successor corporation formed by such consolidation or into which we shall have merged or which has received the conveyance or transfer shall succeed to and be substituted for us under the indenture and the bonds. (See Sections 1 and 2 of Article XIV.)

The indenture does not contain any financial covenants or restrict us from issuing any unsecured indebtedness.

Modification of the Indenture

With our consent, the provisions of the indenture and the rights and obligations of us or of the holders of outstanding bonds may be changed by the affirmative vote or consent of the registered holders of 66 2/3% or more in principal amount of the bonds then outstanding. However, the maturity of any bonds may not be extended, the principal amount and interest rate may not be reduced, the terms of payment of principal or interest may not be otherwise modified, no lien ranking prior to or on a parity with the lien of the indenture with respect to the mortgaged and pledged property may be created, and certain other provisions may not be modified, without the consent of the registered holder of any bond affected thereby. (See Section 6 of Article XVII.)

In addition, we and the trustee may, without any action on the part of holders of bonds, enter into supplemental indentures amending the indenture to, among other things:

•	correct the description of any mortgaged property or assign, mortgage or pledge additional property as security for the bonds;

•	provide the terms of any series of bonds;

•	evidence the succession of another corporation to us under the indenture and the assumption by such successor of our covenants and obligations under the indenture; and

•	make other changes not inconsistent with the terms of the indenture or cure any error or omission or ambiguity or defective provision contained therein or in any supplemental indenture.

(See Section 3 of Article XIX.)

Satisfaction and Discharge

The lien on our property securing the bonds will be cancelled and discharged when all indebtedness secured by the indenture, including all proper charges of the trustee, have been paid. For this purpose, when we deposit with the trustee sufficient amounts to repay the outstanding principal and interest and irrevocably direct the trustee to repay the bonds, such bonds will be deemed to be paid. (See Article XVI.)

Release Provisions

In the absence of a completed default, we may, free from the lien of the indenture and at any time without any release or consent by the trustee, sell or otherwise dispose of machinery, equipment, tools or implements which have become obsolete or unfit for use upon replacing or substituting for the same new machinery, equipment, tools or implements of at least equal value; sell or otherwise dispose of materials and supplies for cash consideration not less than the fair value thereof if the proceeds of such sale or disposition are applied to purchase other materials and supplies or deposited with the trustee; and sell or dispose of real property that is no longer necessary or useful to our business and has, together with any improvements thereon, a book value of less than $2,000 if the proceeds are deposited with the trustee. In the absence of a completed default, we may also surrender, modify or alter any franchise or governmental consent or permit, so long as we may still conduct our business in the same or substantially the same territory or an extended territory for the same or substantially the same or an extended or unlimited period of time or until the last maturity date of the outstanding bonds or for the most extended period or term permitted by law or unless in the opinion of our board of directors it is no longer necessary or desirable for us to continue to operate in the territory affected or to comply with the applicable franchise, consent or permit and such surrender or modification will not impair the value and efficiency of our property as an entirety or the value of the security for the bonds issued under the indenture. (See Section 2 of Article XI.)

The indenture also contains provisions for the release of property by the trustee (i) in the absence of a completed default upon a sale, exchange or other disposition of any mortgaged or pledged property so long as, among other things, we deliver to the trustee an engineer’s certificate (as defined in the indenture) to the effect that the security afforded by the indenture, taking into consideration the property and purchase money obligations we receive, if any, and the amount of cash, if any, required to be deposited with the trustee, will not be impaired by such release (provided that if the property to be released is of a character which would be included in the definition of “permanent additions” (as defined in the indenture), then any property to be received in exchange therefor shall consist solely of permanent additions), and (ii) for property taken by eminent domain, provided that the proceeds of any taking by eminent domain are deposited with the trustee. (See Sections 3 and 6 of Article XI.)

Any monies received by the trustee upon release of any mortgaged or pledged property shall constitute a release fund to be held in trust for the security of the bonds. Cash deposited in the release fund may be withdrawn by us on the basis of retirements of outstanding bonds and, unless a completed default has occurred and is continuing, property additions. Unless a completed default has occurred and is continuing, monies in the release fund may at our option be applied to the redemption of outstanding bonds or, in certain circumstances, may only be applied to the redemption of outstanding bonds. In that regard, in the event of a sale, release, the taking by eminent domain or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego, the entire proceeds of the disposition will be applicable only to the redemption of bonds as described above under “—Redemption.” (See Sections 9 through 14 of Article XI.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee treasurer’s certificates, engineer’s certificates and, in certain cases, independent engineer’s certificates and independent accountant’s certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters. (See Articles IV, V, VI, VII, IX and XI.)

Resignation and Removal of the Trustee

The trustee may resign at any time by giving at least 30 days written notice to us and by publishing the notice in a daily newspaper of general circulation in San Diego, California and in the Borough of Manhattan, City of New York, New York. The trustee may also be removed by the registered holders of a majority in principal amount of the outstanding bonds. If the trustee shall have resigned or been removed, shall have become incapable of acting, shall be dissolved or liquidated or shall be adjudged bankrupt or insolvent, or in certain other circumstances, a successor trustee may be appointed by the holders of a majority in principal amount of the outstanding bonds, provided that, until a new trustee shall be appointed by the bondholders, we may appoint a trustee to fill such vacancy. Any new trustee that we appoint shall be superseded by a trustee appointed by the bondholders so long as such appointment by bondholders is made within one year after our appointment of the trustee. (See Sections 19, 20 and 21 of Article XV.)

Governing Law

The bonds will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof; provided, that, notwithstanding the foregoing, the creation, perfection and enforcement of any mortgage or lien on real property or improvements thereon or fixtures attached thereto will be governed by and construed in accordance with the laws of the State where such real property or improvements thereon or fixtures attached thereto, as the case may be, are located, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

DESCRIPTION OF PREFERRED STOCK

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the preferred stock we may offer and sell by this prospectus. In this section, references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The preferred stock will be governed by our amended and restated articles of incorporation and applicable California law. Our amended and restated articles of incorporation give us broad authority to set the particular terms of each series of preferred stock. The particular terms of a series of preferred stock will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of preferred stock.

Our amended and restated articles of incorporation contain the full legal text of the matters described in this section. The following description of certain provisions of our amended and restated articles of incorporation is not complete and is qualified in its entirety by reference to all the provisions of our amended and restated articles of incorporation and the applicable certificate of determination of preferences establishing the terms of each series of preferred stock we may offer, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” Whenever we refer to particular sections or defined terms of our amended and restated articles of incorporation or any applicable certificate of determination of preferences in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of preferred stock described in the applicable prospectus supplement or free writing prospectus.

General

We are currently authorized to issue (i) 255,000,000 shares of common stock, without par value, and (ii) 45,000,000 shares of preferred stock, without par value. As of March 10, 2023 we had 116,583,358 shares of common stock outstanding and no shares of preferred stock outstanding.

We may in the future amend our amended and restated articles of incorporation to increase the authorized number of shares of our authorized common stock or preferred stock or to authorize shares of one or more additional classes of stock. Any such amendment would require approval by our board of directors and approval by our shareholders. Subject to the maximum number of shares authorized by our amended and restated articles of incorporation, our board of directors, without approval of our shareholders, may authorize the issuance of one or more series of preferred stock, may determine the number of shares and the rights, preferences, privileges and restrictions of any such series of preferred stock as described below, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series and may determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of preferred stock, in each case in accordance with our amended and restated articles of incorporation.

Preferred Stock

The preferred stock is issuable in series. Before the issuance of shares of any series of preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges, and restrictions, which may include, without limitation, the following:

•	the title and stated value;

•	voting rights, if any;

•	any rights and terms of redemption, including sinking fund provisions;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation, as applicable;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preferences as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions.

In addition to the terms listed above, we will set forth in a prospectus supplement, or a free writing prospectus, the following terms relating to the series of preferred stock being offered:

•	the number of shares being offered and the offering price per share;

•	the procedures for any auction and remarketing, if any;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any applicable material United States federal income tax considerations.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, in this section, references to “we,” “our” and “us” mean San Diego Gas & Electric Company excluding its consolidated entities (if any), and references to “offered securities” mean the senior debt securities and the first mortgage bonds.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the offered securities initially will be issued in book-entry form and represented by one or more global senior debt securities or global first mortgage bonds, as applicable, in book-entry form (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC, as depositary (which we sometimes refer to as the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of offered securities under the DTC system must be made by or through direct participants, which will receive a credit for those offered securities on DTC’s records. The ownership interest of the actual purchaser of an offered security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of offered securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased offered securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of offered securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the offered securities. DTC has no knowledge of the actual beneficial owners of the offered securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer offered securities only through the facilities of DTC and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any offered securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or other applicable DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, premium, if any, and interest payments on the global securities will be paid to DTC or its nominee. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have offered securities registered in their names and will not receive physical delivery of offered securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the offered securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in offered securities.

As noted above, beneficial owners of a particular series of offered securities generally will not receive certificates representing their ownership interests in those offered securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of offered securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the offered securities of such series represented by one or more global securities of such series; or

•	an event of default or completed default (as applicable and as defined) under the applicable indenture has occurred and is continuing with respect to the offered securities,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.

Other

The information in this section of this prospectus concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over DTC and none of us or them takes any responsibility for DTC’s activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, to or through underwriters or dealers, through agents and/or directly to one or more purchasers. The offered securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell offered securities by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the offered securities from time to time. Any agent involved in the offer or sale of offered securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the offered securities, the offered securities will be sold to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the offered securities, an underwriting agreement will be executed with the underwriter or underwriters or their representatives at the time of sale and the name of any underwriter or underwriters will be provided in the prospectus supplement that the underwriters will use to make resales of the offered securities to the public. In connection with the sale of the offered securities, we or the purchasers of the offered securities may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or other dealers and/or commissions from the purchasers.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the underwritten offering of securities, certain of the underwriters participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. This may include over-allotments or short sales of the offered securities, which involve the sale by underwriters participating in the offering of more offered securities than were sold to them. In these circumstances, these underwriters would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any, to purchase additional offered securities from us. In addition, these underwriters may stabilize or maintain the price of the offered securities by bidding for or purchasing offered securities in the open market or by imposing penalty bids, whereby a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate purchased the offered securities sold by or for the account of such underwriter in stabilizing or short covering transactions. The effect of these transactions may be to stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail in the open market. There can be no assurance that the underwriters for any offering will engage in these transactions and, if commenced, these transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us and our affiliates, or perform services for us and our affiliates, in the ordinary course of business for which they receive compensation.

Unless we indicate differently in a prospectus supplement, we will not list the offered securities on any securities exchange and the offered securities will be a new issue of securities with no established trading market. Any underwriters that purchase offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any offered securities.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on our behalf.

EXPERTS

The financial statements incorporated by reference in this prospectus from San Diego Gas & Electric Company’s Annual Report on Form 10-K, and the effectiveness of San Diego Gas & Electric Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede that prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 1-03779)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2022
Current Reports on Form 8-K	Filed on March 7, 2023 and March 10, 2023

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus through the termination of the offering of the offered securities described in this prospectus. In addition, filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus. Anything herein to the contrary notwithstanding, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at San Diego Gas & Electric Company, 8330 Century Park Court, San Diego, California 92123, Attention: Corporate Secretary, Telephone: (619) 696-2000.

$600,000,000

San Diego Gas & Electric Company

4.950% Green First Mortgage Bonds, Series AAAA, due 2028

Prospectus Supplement

Joint Book-Running Managers

Citigroup

Credit Agricole CIB

Morgan Stanley

US Bancorp

Loop Capital Markets

Co-Managers

AmeriVet Securities

Ramirez & Co., Inc.

August 7, 2023